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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): June 1, 2001


                           Telemundo Holdings, Inc.
            (Exact name of registrant as specified in its charter)


            Delaware                     333-64709               13-3993031
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

        2290 West 8th Avenue
          Hialeah, Florida                                          33010
(Address of Principal Executive Offices)                          (Zip Code)

      Registrant's telephone number, including area code: (305) 889-7068


            (Former name or address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets.

     On June 1, 2001 Telemundo Communications Group, Inc. ("TCG"), together with two indirect, wholly-owned subsidiaries of Telemundo Holdings, Inc. (the "Company"), acquired certain assets of independent full-power Spanish-language television station KWHY-TV, Channel 22, in Los Angeles and its related low-power television station, KWHY-LP, Channel 22, in Santa Barbara (collectively, "KWHY"), for approximately $239 million plus costs and other liabilities (the "KWHY Acquisition"). TCG is the Company's parent company. The Company had last reported in its most recent 10-Q report, filed with the Securities and Exchange Commission (the "Commission") on May 14, 2001, that TCG and the Company's two subsidiaries entered into a definitive agreement dated February 9, 2001 to acquire KWHY (the "Asset Purchase Agreement"). In connection with the KWHY Acquisition, TCG entered into an amended and restated stockholders' agreement (the "Stockholders' Agreement") dated as of May 31, 2001. The Stockholders' Agreement amend and restate the previous stockholders' agreement dated as of December 15, 2000 (the "Previous Stockholders' Agreement"). The Previous Stockholders' Agreement was filed as an exhibit to the Company's last 10-K report, filed with the Commission on April 2, 2001.

     Each of the Asset Purchase Agreement and the Stockholders' Agreement is attached hereto as Exhibit 2.1 and 10.6, respectively and incorporated herein by reference. The foregoing summary of each of the Asset Purchase Agreement and the Stockholders' Agreement does not purport to be a complete description and is qualified in its entirety by reference to each such exhibit.

     On June 4, 2001, TCG issued a press release announcing the consummation of the KWHY Acquisition. A copy of such press release is attached hereto as Exhibit 99.1.

Item 5.   Other Events.

     On June 1, 2001, Telemundo Group, Inc., as borrower ("TGI"), the Company, as parent guarantor, the Lenders (as defined in the Amended and Restated Credit Agreement) and Credit Suisse First Boston ("CSFB") entered into an Amended and Restated Credit Agreement and related documents to refinance the previously existing credit facilities (the "Refinanced Credit Facilities"). The Refinanced Credit Facilities provide for aggregate borrowings of up to $530 million. The Amended and Restated Credit Agreement and related documents amend and restate the previous credit agreement and related documents dated as of August 4, 1998. Such documents were filed as exhibits to the Company's Registration Statement on form S-4, filed with the Commission on September 29, 1998. The Refinanced Credit Facilities are guaranteed by the Company and substantially all of the Company's wholly-owned domestic subsidiaries and are secured by substantially all of the Company's wholly-owned domestic subsidiaries' assets.

     The documents comprising the Refinanced Credit Facilities are attached hereto as Exhibits 10.1 through 10.5 and incorporated herein by reference. The foregoing summary of the Refinanced Credit Facilities does not purport to be a complete description and is qualified in its entirety by reference to such exhibits.

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Item 7.   Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired

          Filed herewith as Exhibit 99.2.

     (b) Pro Forma Financial Information

          Filed herewith as Exhibit 99.3.

     (c) Exhibits

         Exhibit No.      Description of Exhibit
         -----------      ----------------------

         2.1 Asset Purchase Agreement dated February 9, 2001, by and among Telemundo of Los Angeles, Inc. ("Purchaser"), Telemundo of Los Angeles License Corp. ("Telemundo Licensee"), TCG, Harriscope of Los Angeles, Inc. ("Harriscope") and Irving B. Harris and Burt I. Harris, Sr. (the "Shareholders") (omitting schedules and exhibits not deemed material).

         2.2 Amendment No. 1 To Asset Purchase Agreement dated March 5, 2001, by and among Purchaser, Telemundo Licensee, TCG, Harriscope and the Shareholders.

         2.3 Amendment No. 2 To Asset Purchase Agreement dated May 14, 2001, by and among Purchaser, Telemundo Licensee, TCG, Harriscope and the Shareholders.

         10.1 Effectiveness Agreement dated as of June 1, 2001 among TGI, the Company, the Lenders (as named therein) and CSFB.

         10.2 Amended and Restated Credit Agreement dated as of June 1, 2001 among TGI, as borrower, the Company, as parent guarantor, the Lenders (as named therein) and CSFB.

         10.3 Amended and Restated Pledge Agreement dated as of June 1, 2001 among TGI, the Company, the Subsidiary Pledgors (as named therein) and CSFB.

         10.4 Amended and Restated Security Agreement dated as of June 1, 2001 among TGI, the Company, the Subsidiary Guarantors (as named therein) and CSFB.

         10.5 Amended and Restated Subsidiary Guarantee Agreement dated as of June 1, 2001 among TGI, the Company, the Subsidiary Guarantors (as named therein) and CSFB.

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         10.6             Amended and Restated Stockholders' Agreement dated as
                          of May 31, 2001 by and among TCG, Station Partners, LLC, Sony Pictures Entertainment Inc., Liberty Media Corporation, Council Tree Hispanic Broadcasters II, L.L.C., BCF Media, LLC, Bastion Capital Fund, L.P., TLMD LLC, Villanueva Investments, Inc., The Bron 2000 Trust and Bron-Villanueva Capital, LLC.

         23.1             Independent Auditors' Report.

         99.1             Press Release dated June 4, 2001.

         99.2             KWHY-TV - Financial Statements for the year ended
                          December 31, 2000.

         99.3 The Company and Subsidiaries - Unaudited Pro Forma Condensed Consolidated Financial Statements for the year ended December 31, 2000 and three months ended March 31, 2001.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELEMUNDO HOLDINGS, INC.


Date: June 14, 2001                        /s/ Vincent L. Sadusky
                                           -------------------------------------
                                           Vincent L. Sadusky
                                           Chief Financial Officer and Treasurer

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